UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(e):

Effective May 20, 2016, the Compensation Committee of the Board of Directors of Eagle Materials Inc. (“Eagle”), as part of its annual compensation review, approved long-term incentive equity awards under the Eagle Materials Inc. Amended and Restated Incentive Plan (“Incentive Plan”) to a group of the Company’s officers, including its named executive officers. The awards are comprised of time vesting stock options, time vesting restricted stock, performance vesting stock options and performance vesting restricted stock. Each of the Company’s current named executive officers was granted stock options and/or restricted stock as a part of this award.

The time vesting stock options and restricted stock will vest ratably over the four years following the date of grant (assuming continued service by the relevant officer). The terms and conditions of the stock options and restricted stock will be substantially the same as previous time vesting equity awards. As in the case of prior equity awards, the time vesting stock options and restricted stock will also vest upon a change in control of the Company.

In order for the performance vesting stock options and restricted stock to be earned, the Company must achieve a performance vesting criterion based on the Company’s average return on equity measured at the end of fiscal 2017. One-fourth of any earned stock options and restricted stock will vest immediately and one-fourth on each of the next three fiscal year-ends (assuming continued service by the relevant officer). Any stock options or restricted stock that are not earned at the end of fiscal 2017 upon the determination of the achievement of the performance vesting criterion will be forfeited. The terms and conditions of the performance vesting stock options and restricted stock will be substantially the same as awards made in fiscal 2016, except that the vesting criteria will be as described above. As in the case of prior equity awards, the performance stock options and restricted stock will also vest upon a change in control of the Company.

In accordance with the terms of the Company’s Incentive Plan, the exercise price of the stock options (whether time vesting or performance vesting) is the closing price of the Company’s Common Stock on the date of grant, May 20, 2016 ($75.69). The following table shows the stock options and restricted stock granted to each of the Company’s named executive officers effective May 20, 2016:

Name	Number of Time Vesting Stock Options	Shares of Time Vesting Restricted Stock	Number of Performance Vesting Stock Options	Shares of Performance Vesting Restricted Stock
David B. Powers	—	16,515	—	19,818
D. Craig Kesler	7,179	2,313	8,615	2,775
Michael Haack	9,230	2,973	11,076	3,568
Gerald J. Essl	—	5,285	—	6,342

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: May 26, 2016